Exhibit 99.2
INN OF THE MOUNTAIN GODS RESORT AND CASINO
INVESTOR INFORMATION SUMMARY
Q4 FY2007 (All $ amounts in thousands, except ASPs and headcount)
(unaudited)

						Q4 FY 07
						VS
	Q4 FY 06	Q1 FY 07	Q2 FY 07	Q3 FY 07	Q4 FY 07	Q4 FY 06
Occupancy	60%	70%	82%	65%	76%	16%
ADR	$165	$202	$181	$166	$154	$(11)
Hotel Revenue	$2,418	$3,690	$3,887	$2,867	$3,050	$632
Hotel Gross Profit %	19%	64%	72%	65%	64%	45%

Slot Drop	$219,992	$258,783	$260,357	$211,774	$247,464	$27,472
Gross Slot Revenue	$15,015	$19,468	$20,022	$15,888	$18,870	$3,855
Gross Win Per Day Per Machine	$122	$141	$145	$115	$141	$19
Hold Percent	7%	8%	8%	8%	8%	1%

Table Drop	$10,353	$14,760	$13,887	$11,278	$11,487	$1,134
Gross Table Game Revenue	$2,590	$3,012	$2,837	$2,502	$2,677	$87
Gross Win Per Day Per Table	$542	$614	$580	$503	$533	$(9)
Hold Percent	25%	18%	18%	19%	20%	(5)%
Gross Gaming Revenue	$18,842	$22,480	$22,859	$18,389	$21,547	$2,705
Gaming Gross Profit %	77%	79%	83%	79%	85%	8%

Recreation and Other Gross Profit	$1,214	$801	$1,810	$4,016	$2,889	$1,6755
Recreation and other Gross Profit %	38%	17%	37%	56%	43%	5%

Retail Revenue	$2,430	$3,875	$3,009	$2,851	$3,037	$607
Retail GP	$171	$468	$468	$705	$280	$109
Retail Gross Profit %	7%	12%	16%	25%	9%	2%

Food, Beverage and Banquet Revenue	$2,508	$3,449	$3,751	$3,283	$3,581	$1,073
F&B GP	$(942)	$(435)	$(268)	$41	$82	$1,024
F&B Gross Profit %	-38%	-13%	7%	1%	2%	40%

Net Revenue	$25,882	$32,181	$33,322	$28,621	$31,746	$5,864
FTE’s	908	951	951	935	941	33
Division (Direct expenses)	$11,525	$13,775	$11,466	$11,208	$11,541	$16
Marketing, G&A, Shared Services	$11,043	$8,126	$10,694	$8,828	$9,714	$(1,329)
Depreciation	$4,491	$4,511	$4,563	$4,502	$4,593	$102
Operating Expenses	$27,059	$26,412	$26,723	$24,539	$24,848	$(2,211)
Operating Income (Loss)	$(1,177)	$5,769	$6,599	$4,082	$5,899	$7,076
EBITDA	$3,347	$10,280	$11,222	$8,584	$10,492	$7,145
Net Income	$(6,891)	$(837)	$88	$(2,537)	$(679)	$6,212
Operating Income (Loss) % of net revenue	-4.5%	17.9%	19.8%	14.3%	36.4%	40.9%
EBITDA % of net revenue	12.9%	31.9%	33.7%	30.0%	33.0%	20.1%

Direct/Divisional Profit % of net revenue	44%	43%	34%	39%	36%	-8%
Unrestricted Cash	$16,768	$12,970	$16,847	$9,702	$16,930	$162

Total Cash	$34,940	$31,197	$17,011	$9,702	$16,930	$(18,010)